SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2006

YRC WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Retirement Plan Changes:

YRC Worldwide Inc. (the “Company”) maintains a supplemental retirement arrangement for certain executives who participate in a qualified defined benefit plan that Yellow Corporation (the Company’s predecessor) originally sponsored (the “Yellow SERP”). The Company also maintains a supplemental retirement plan for certain executives who participate in a qualified defined benefit plan that Roadway Corporation (which the Company acquired in December 2003) originally sponsored (the “Roadway SERP”). The Yellow SERP and the Roadway SERP are intended to be benefit restoration plans that provide nonqualified deferred benefits to executives whose benefits have been limited under the Company’s qualified defined benefit plans under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Internal Revenue Code of 1986, as amended (the “Code”). Benefits under the Yellow SERP are paid in the form of a life annuity upon the executive’s individual retirement. Benefits under the Roadway SERP are paid in the form of a life annuity upon the executive’s individual retirement unless the executive elects a payment in the form of a lump sum.

The Compensation Committee of the Company’s Board of Directors approved a Supplemental Executive Pension Plan to restate, consolidate and replace the Yellow SERP and the Roadway SERP. Benefits under the Supplemental Executive Pension Plan are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

(i)	the executive’s death;

(ii)	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the applicable underlying pension plan) and

(B)	the earlier of:

(1)	the executive’s termination of employment and

(2)	a specified date; or

(iii)	in the case of an executive who was a participant in the Roadway SERP, the executive’s termination of employment.

Under the Supplemental Executive Pension Plan, if a Change in Control (described below) occurs after 2006, the vested, accrued but unpaid defined benefit supplement retirement benefit of each participant under the plan will be paid in a lump sum payment following the Change in Control.

The Compensation Committee also approved a Defined Contribution Supplemental Executive Retirement Plan for executives who participate in the Retirement Savings Plan (a Section 401(k) plan under the Code) and the Core Retirement Plan, both of which are defined contribution plans. Company executives who participate in the Core Retirement Plan do not participate in the Company’s qualified defined benefit plans. The Defined Contribution Supplemental Executive Retirement Plan is intended to be a benefit restoration plan to provide nonqualified deferred compensation benefits to executive’s whose benefits are limited under Section 401(a)(17) of the Code (with respect to annual compensation) under the Retirement Savings Plan and the Core Retirement Plan. Company accruals for an executive under the Defined Contribution Supplemental Executive Retirement Plan vest in accordance with the vesting schedule for non-matching employer contributions in the underlying Retirement Savings Plan or the Core Retirement Plan, as the case may be. Executives may also elect to make additional compensation deferrals under the Defined Contribution Supplemental Executive Retirement Plan, and the executive is fully vested at all times in any of these deferrals. Benefits from both the Company’s accruals and the executive’s deferrals are paid in a lump sum payment to an executive following the executive’s termination of employment, a Change in Control (described below) or the executive’s death. Additionally, if the executive has elected to receive the executive’s additional deferrals on a specified date, the executive’s additional deferrals will be paid on the earlier to occur of the specified date or following the executive’s termination of employment, a Change in Control (described below) or the executive’s death.

Certain Company executives have transferred from Company subsidiaries that provide retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provide retirement benefits solely through qualified defined contribution plans. For these transferred executives, the Compensation Committee has created a Transferred Executives’ Supplemental Retirement Plan, which is intended to restore the benefits that the transferred executives will not receive under the qualified defined benefit plans as a result of the transfers. Vesting for benefits under the Transferred Executives Supplemental Retirement Plan are determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transferred Executives Supplemental Retirement Plan are paid in a lump sum payment to the executives following their death, retirement, termination of employment, or in accordance with the executive’s specified date election. If a Change in Control (described below) occurs and an executive under the Transferred Executives Supplement Retirement Plan Separates from Service within 24 months after the effective date of the Change in Control, the benefits under the transferred executives supplemental retirement plan will be paid in a lump sum payment six months following the executive’s termination of employment.

William Zollars, the Company’s Chairman of the Board, President and Chief Executive Officer, and Donald Barger, the Company’s Senior Vice President and Chief Financial Officer, have separate contractual supplemental retirement arrangements and do not participate in any of the foregoing plans. The Compensation Committee has authorized the Company to enter into an amended contractual benefit to provide Mr. Barger with a lump sum payout similar to the foregoing plans upon his retirement.

The discount rate for determining all of the lump sum benefit calculations under all of the foregoing described supplemental retirement plans is the Moody’s Corporate Bond Rate, which is the Company’s current rate of accrual for deferred benefits. Mr. Barger’s contractual supplemental retirement benefit, when amended, will also provide for use of the Moody’s Corporate Bond Rate to calculate his benefit.

Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment.

For the purposes of the foregoing plans:

“Change in Control” means the occurrence of one or more of the following events:

(a) a third person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b) a third person, including a group as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of this Agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

(c) as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company during any 12-month period.

“Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

“Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

Executive Severance Policy

The Compensation Committee also approved an executive severance policy for certain senior executives of the Company if the Company eliminates an executive’s position or terminates an executive’s employment due to a reduction in force. Benefits provided to an executive under the severance policy include the following:

•	a severance payment equivalent to two times the executive’s annual salary then in effect, payable over a 24-month period;

•	payment for outplacement services of up to 18 months with a value of $10,000;

•	continuation of medical and other welfare benefits over a 24-month period; and

•	payment of the executive’s annual bonus if the executive was terminated after the end of the year, but before the bonus is paid.

These benefits are not available to executives who have written employment contracts that provide for severance benefits (such as Mr. Zollars and James Staley, President of YRC Regional Transportation) or to executives who receive benefits upon a change of control.

Item 8.01. Other Events.

In 2003, USF Corporation (“USF”), and its wholly owned subsidiary, USF Mexico Inc. (“USF Mexico”), entered into a series of contractual agreements with Gustavo Gonzalez Garcia and various members of his family (the “Gonzalez Family”) and Autolineas Mexicanas, S.A. de C.V., Servicios Gerenciales del Norte, S.A. de C.V., Sonax, S.A. de C.V. and Logistica ALM, S.A. de C.V. (collectively, “Grupo Almex”). Various members of the Gonzalez Family own the entities comprising Grupo Almex. Pursuant to an agreement, the Gonzalez Family organized a newly created company called Soflex, S. de R.L. de C.V. (“Soflex”), which they wholly owned. USF Mexico entered into a secured credit agreement with Soflex to lend up to $9.95 million to Soflex. USF Mexico lent approximately $9.3 million to Soflex under the agreement. Soflex and its subsidiaries used some of the loan proceeds to acquire certain of Grupo Almex’s assets. Certain of the Grupo Almex companies and certain of Soflex’s subsidiaries guaranteed the secured credit facility.

Soflex has defaulted on its payment of the principal of, and interest on, the loans that USF Mexico made to Soflex.

As part of the security for the credit agreement, the Gonzalez Family, Soflex, and one of Soflex’s subsidiaries (the “Settlors”) established a trust for the benefit of USF Mexico. The Settlors agreed to transfer to the trust title to their equity interests in Soflex and Soflex’s subsidiaries and title to real property of one of Soflex’s subsidiaries. A second trust was also created under which the Gonzalez Family transferred title to their Grupo Almex stock to the trust for USF Mexico’s benefit. Pledge agreements were entered granting security interests in these assets to USF Mexico. A lien on substantially all of the assets of Soflex and certain of the assets of Grupo Almex also secures the loans under the credit agreement.

In 2005, YRC Worldwide Inc. (together with its subsidiaries, the “Company”) acquired USF through a merger of USF with and into a wholly owned subsidiary of the Company. The successor to USF in that merger is YRC Regional Transportation, Inc. (“YRC Regional”).

Grupo Almex and the Gonzalez Family have attempted to invoke the contractual arbitration provision in one of the agreements pertaining to the loans. They have asserted various claims against the Company, including breach of contract and alleged fiduciary duties, breach of loan commitment and breach of a non-competition provision. Grupo Almex and the Gonzalez Family are seeking damages and relief for the alleged loss of the value of their business, damages for breach of contract, excuse from repayment of the loans under the credit agreement, release of all liens on Grupo Almex’s assets, termination of the parties’ business relationship and attorney’s fees.

The Company believes that Soflex has defaulted on its obligations to repay its debt and denies the basis of the claims of the Gonzalez Family and Grupo Almex for contractual or fiduciary breaches.

The agreements among the various parties are governed by Mexican law. Various parties are subject to mandatory, binding arbitrations in Dallas, Texas under contractual arbitration clauses in the agreements, which require the use of UNCITRAL arbitration rules.

The Company intends to vigorously defend the allegations that the Gonzalez Family and Grupo Almex have asserted. The Company has challenged the right to include various parties in the arbitration and has filed for separate arbitration under another agreement between certain parties. USF Mexico will initiate collection of Soflex’s defaulted loans and intends to vigorously pursue its remedies under the secured credit agreement and related agreements.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

10.1	YRC Worldwide Inc. Supplemental Executive Pension Plan

10.2	YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan.

10.3	YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan

10.4	YRC Worldwide Inc. Executive Severance Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.
(Registrant)

Date: July 25, 2006	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	YRC Worldwide Inc. Supplemental Executive Pension Plan

10.2	YRC Worldwide Inc. Defined Contribution Supplemental Executive Retirement Plan.

10.3	YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan

10.4	YRC Worldwide Inc. Executive Severance Policy